Exhibit 99.1

Morphic Announces Corporate Highlights and Financial Results for the Full Year 2020

Announced positive preliminary results from Phase 1 SAD clinical trial of MORF-057

AbbVie exercised license option to αvβ6 integrin inhibitor program for fibrotic diseases

Expanded research and development collaboration with Janssen through third integrin program

Conference call today at 8:00 a.m. ET

WALTHAM, Mass., March 1, 2021 – Morphic Therapeutic (Nasdaq: MORF), a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today reported corporate highlights and financial results for the full year 2020.

2020 and Recent Corporate Highlights

●	Filed first IND of an oral integrin drug candidate, MORF-057, generated by Morphic’s MInT Platform and initiated first clinical study of MORF-057 in healthy volunteers in Phase 1 clinical trial of oral IBD candidate, MORF-057, after acceptance of IND by Food and Drug Administration

●	Announced positive preliminary results from Phase 1 single ascending dose portion of MORF-057 Phase 1 clinical trial including:
o	MORF-057 well tolerated in all five dose cohorts ranging from 25 mg to 400 mg
o	MORF-057 achieved greater than 95% mean receptor occupancy of α4β7 at the three highest dose levels
o	Phase 1 multiple ascending dose and food effect trials ongoing with full data anticipated to be presented mid-year 2021

●	Received $20 million payment upon AbbVie exercise of a license option under the companies’ research and development collaboration agreement to develop Morphic’s αvβ6 integrin inhibitors, including the compounds MORF-720 and MORF-627

●	Expanded research and development collaboration with Janssen through a third integrin program

●	Presented promising preclinical data supporting MORF-057 as an oral integrin targeting α4β7 at UEG Week 2020, Digestive Disease Week 2020, European Crohn’s and Colitis Organization (ECCO)

●	Advanced novel integrin-targeted candidates generated by the MInT Platform against integrins αvβ1 and αvβ8 for the treatment of fibrosis and cancer

●	Ended the year with $228.3 million in cash and equivalents and marketable securities, providing runway into 2023

“The past year challenged how we work and live but the Morphic team came together to drive tremendous advances in the creation of oral integrin therapies. Most notably in 2020, our lead oral candidate in IBD, MORF-

057, completed preclinical testing with strong proof-of-concept and entered the clinic. In an important milestone for Morphic, we have already delivered positive preliminary results from the MORF-057 Phase 1 trial. The data show a favorable tolerability profile as well as strong pharmacodynamic data that suggest α4β7 inhibition may be on par with the approved intravenous blockbuster, vedolizumab. Further, we expanded our strategic collaborations with AbbVie and Janssen to explore a broader scope of integrin drug targets and potentially boost our partnered pipeline,” commented Praveen Tipirneni, M.D., president and chief executive officer of Morphic Therapeutic. “In the year ahead, with a strong financial base, we are able to focus on advancing the clinical development of MORF-057 and our promising preclinical programs targeting αvβ1 and αvβ8, as well as continuing to expand the MInT platform that generates this pipeline of novel integrin therapeutic candidates.”

Financial Results for the Full Year 2020

●	Net loss for the year ended December 31, 2020, was $45.0 million or $1.47 per share compared to a net loss of $43.3 million or $2.69 per share
●	Revenue was $44.9 million for the year ended December 31, 2020 compared to $17.0 million for the year ended December 31, 2019. The increase was mainly due to AbbVie’s option exercise on our αvβ6 integrin inhibitor program in the third quarter of 2020 for $20 million
●	Research and development expenses were $73.6 million for the year ended December 31, 2020 as compared to $53.7 million for the year ended December 31, 2019. The increase was primarily attributable to higher development and manufacturing costs associated with our lead product candidates, MORF-057 and MORF-720, as well as increased personnel-related costs to support continued progress with the company’s pipeline
●	General and administrative expenses were $18.5 million for the year ended December 31, 2020, compared to $10.2 million for the year ended December 31, 2019. The increase was primarily attributable to increased headcount and higher professional and consulting fees associated with ongoing business activities and Morphic’s operating as a public company.

As of December 31, 2020, Morphic had cash, cash equivalents and marketable securities of $228.3 million, compared to $237.0 million as of December 31, 2019. Morphic believes its cash, cash equivalents and marketable securities as of December 31, 2020, will be sufficient to fund operating expenses and capital expenditure requirements into 2023.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis and cancer. In collaboration with AbbVie, Janssen, and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Morphic’s or our partners’

plans or ability to develop, obtain approval for any indication or disease and/or commercialize any oral small-molecule integrin therapeutics, including MORF-057, MORF-720, MORF-627, and any other candidates in development, the ability of MORF-057 to treat inflammatory bowel disease, the ability of MORF-720 and MORF-627 to treat idiopathic pulmonary fibrosis as well as other fibrotic diseases, the potential impact of the COVID-19 pandemic and the sufficiency of our cash, cash equivalents and investments to fund our operations. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Morphic’s ability to develop, obtain regulatory approval for and commercialize MORF-057, MORF-720, and other product candidates, the timing and results of preclinical studies and clinical trials, the potential impact of the COVID-19 pandemic, Morphic’s ability to protect intellectual property; and other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Webcast and Conference Call

Morphic will host a webcast and conference call at 8:00 AM ET today to discuss financial and operational results for fiscal year 2020 and the MORF-057 interim data from the SAD portion of ongoing MORF-057 Phase 1 clinical trial.

A live webcast of the call will be available on the Investors section of Morphic’s website at www.morphictx.com. An archived replay will be available on the company’s website following the conference call.

To participate in the live conference call, please use the following dial-in information:

US or Canada Toll-Free Dial-In Number: (844) 954-0202

International Dial-In Number: (661) 407-1533

Conference ID: 6992416

FINANCIAL TABLES TO FOLLOW

Morphic Holding Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Year Ended December 31,
	2020	2019

Collaboration revenue	$44,945	$16,977
Operating expenses:
Research and development	73,630	53,732
General and administrative	18,495	10,233
Total operating expenses	92,125	63,965
Loss from operations	(47,180)	(46,988)
Other income:
Interest income, net	1,630	4,666
Other expense, net	(19)	(94)
Total other income, net	1,611	4,572
Loss before provision for income taxes	(45,569)	(42,416)
Benefit from (provision for) income taxes	570	(912)
Net loss	$(44,999)	$(43,328)
Net loss per share, basic and diluted	(1.47)	(2.69)

Weighted average common shares outstanding, basic and diluted	30,594,897	16,101,928

Morphic Holding Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2020	December 31, 2019
Assets
Cash, cash equivalents and marketable securities	$228,264	$237,016
Other current assets	11,171	6,557
Total current assets	239,435	243,573
Other assets	2,947	3,862
Total assets	$242,382	$247,435

Liabilities and Stockholders' Equity
Current liabilities	$39,438	$35,350
Long-term liabilities	57,747	71,167
Total liabilities	97,185	106,517
Total stockholders' equity	145,197	140,918
Total liabilities and stockholders' equity	$242,382	$247,435

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